Exhibit 23(i)13

                        WYRICK ROBBINS YATES & PONTON LLP
                                ATTORNEYS AT LAW

                                   THE SUMMIT
                        4101 LAKE BOONE TRAIL, SUITE 300
                       RALEIGH, NORTH CAROLINA 27607-7506
                                     -------
                                 MAILING ADDRESS
                            POST OFFICE DRAWER 17803
                          RALEIGH, NORTH CAROLINA 27619
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                                   TELECOPIER
                                 (919) 781-4865
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                                    TELEPHONE
                                 (919) 781-4000
                                     -------
                                     WEBSITE
                                 www.wyrick.com


                                February 19, 1999

VIA OVERNIGHT DELIVERY
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First Investors Management Company
95 Wall Street
New York, New York 10005-4297

        RE:    First Investors Multi-State Insured Tax Free Fund
               -------------------------------------------------

Gentlemen:

        We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of First Investors Multi-State Tax Free Fund and the related Prospectus.


                                            Very truly yours,

                                            /s/Wyrick Robbins Yates & Ponton LLP
                                            WYRICK ROBBINS YATES & PONTON LLP